Exhibit 99.(g)(2)

Reserve Municipal Money-Market Trust
Reserve Municipal Money-Market Trust II
Reserve New York Municipal Money-Market Trust
Reserve Short-Term Investment Trust

April 22, 2008

State Street Bank and Trust Company

Lafayette Corporate Center, 5th Floor

2 Avenue de Lafayette

Boston, MA 02111

Attention: Darin J. McInnis, Vice President

Re:  Custodian Agreement – Additional Funds/Portfolios

Ladies and Gentlemen:

Reference is hereby made to the Master Custodian Agreement (the “Custodian Agreement”) dated as of March 7, 2008, as amended, modified and supplemented from time to time, by and between each Fund party thereto and State Street Bank and Trust Company (“State Street”). Please be advised that each of the undersigned Funds has been registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.5, the Additional Funds provision of the Custodian Agreement, each of the undersigned Funds hereby requests that State Street act as Custodian for such Fund under the terms of the Custodian Agreement. In addition, in accordance with Section 18.6, the Additional Portfolios provision of the Custodian Agreement, each of the undersigned Funds hereby requests that State Street act as Custodian with respect to each series of shares of such Fund as set forth on Exhibit A attached hereto, under the terms of the Custodian Agreement. In connection with such requests, each of the undersigned Funds hereby confirms, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

EACH FUND LISTED ON EXHIBIT A
ATTACHED HERETO, ON BEHALF OF ITSELF
AND ITS PORTFOLIOS

By:	/s/ Patrick J. Farrell
Name:	Patrick J. Farrell
Title:	Chief Financial Officer
Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
	Name:	Joseph L. Hooley
	Title:	President

Effective Date: May 1, 2008

Exhibit A

Reserve Municipal Money-Market Trust

•                  Arizona Municipal Money-Market Fund

•                  Louisiana Municipal Money-Market Fund

•                  Minnesota Municipal Money-Market Fund

Reserve Municipal Money-Market Trust II

•                  Interstate Tax-Exempt Fund

•                  California Municipal Money-Market Fund

•                  Connecticut Municipal Money-Market Fund

•                  Florida Municipal Money-Market Fund

•                  Massachusetts Municipal Money-Market Fund

•                  Michigan Municipal Money-Market Fund

•                  New Jersey Municipal Money-Market Fund

•                  Ohio Municipal Money-Market Fund

•                  Pennsylvania Municipal Money-Market Fund

•                  Virginia Municipal Money-Market Fund

Reserve New York Municipal Money-Market Trust

•                  New York Municipal Money-Market Fund

Reserve Short-Term Investment Trust

•                  Reserve Yield Plus Fund